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                                                                    EXHIBIT 99.1


REPUBLIC BANCSHARES, INC.
PRESS RELEASE

DATE:             April 17, 2001

CONTACT: William R. Klich, President & CEO (ext. 3555) or William R. Falzone, Chief Financial Officer (ext. 3396)
                  (727) 823-7300

FOR IMMEDIATE RELEASE

REPUBLIC BANCSHARES, INC. COMMENCES $15,000,000 CONVERTIBLE SUBORDINATED DEBENTURE OFFERING

St. Petersburg, Florida, April 17, 2001 -- Republic Bancshares Inc. (the "Company", Nasdaq: REPB), the parent company of Republic Bank (the "Bank"), today announced that it intended in the near future to commence a private placement of $15,000,000 Convertible Subordinated Debentures due 2011. The Debentures would be convertible into the Company's common stock at the option of the holder, at a price to be determined. The private placement is currently scheduled to be completed in the second quarter of 2001.

The Company currently anticipates using approximately $10.2 million of the proceeds to repay outstanding debt with the balance being retained for general corporate purposes.

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES. THIS PRESS RELEASE IS BEING ISSUED PURSUANT TO AND IN ACCORDANCE WITH RULE 135A UNDER THE SECURITIES ACT OF 1933.

The Debentures and the common stock issuable upon conversion of the Debentures have not been registered under the Securities Act, or any state securities laws, and are being offered only to "accredited investors," as defined in Rule 501(a) under the Securities Act of 1933, in reliance upon Rule 506 of Regulation D under the Securities Act. Unless so registered, the Debentures and the common stock issuable upon conversion of the Debentures may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.


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STATEMENTS IN THIS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS THAT ARE
BASED ON THE CURRENT BELIEFS AND EXPECTATIONS OF THE COMPANY'S MANAGEMENT, AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, THE COMPANY'S MANAGEMENT. FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO ECONOMIC, COMPETITIVE AND OTHER FACTORS AFFECTING THE COMPANY AND ITS OPERATIONS.